Exhibit 10.1

MDU Resources Group, Inc.
2014 Annual Incentive Award Opportunity Chart

Name	Position	2014 Base Salary ($)	Threshold ($)	Target ($)	Maximum ($)
David L. Goodin	President and Chief Executive Officer of MDU Resources Group, Inc.	685,000	319,655	1,027,500	2,124,767
Terry D. Hildestad (1)	Former President and Chief Executive Officer of MDU Resources Group, Inc.	–	–	–	–
Doran N. Schwartz	Vice President and Chief Financial Officer of MDU Resources Group, Inc.	360,000	55,998	180,000	372,222
J. Kent Wells	Vice Chairman of MDU Resources Group, Inc. and President and Chief Executive Officer of Exploration and Production segment	600,000	187,500	750,000	1,500,000
Steven L. Bietz (2)	President and Chief Executive Officer of Pipeline and Energy Services segment	380,000	61,750	247,000	494,000
William E. Schneider (3)	Former Executive Vice President – Bakken Development of MDU Resources Group, Inc.	—	—	—	—
Jeffrey S. Thiede	President and Chief Executive Officer of Construction Services segment	400,000	199,750	340,000	807,500
Paul K. Sandness	General Counsel and Secretary of MDU Resources Group, Inc.	356,000	66,451	213,600	441,703
(1) Mr. Hildestad received no award due to his retirement on January 3, 2013.

(2) Mr. Bietz also has five performance goals relating to the pipeline and energy services segment’s safety results, and each goal that is not met will reduce his annual incentive award payment by 1%.

(3) Mr. Schneider received no award due to his retirement on June 18, 2013.